Exhibit 4.8.7 - Electronic Catalogue (1,3,4,5) - Configuration Specification of Carrier Air-Conditioning Unit

开利空调机组主要部件产地清单
Producing Area List of
Major Components of Carrier Air-Conditioning Unit

设备名称：**CBFI组合式空气处理机组 Equipment Name: **CBFI Modular Air Treatment Unit
品牌：Carrier 制造商：上海一冷开利空调设备有限公司 产地：中国•上海 Brand: Carrier Manufacturer:Shanghai Yileng Carrier Air-Conditioning Equipment Limited Producing Area: Shanghai,China

名 称 Description	制 造 商 Manufacturer
盘管组件(由铜管、铝箔、镀锌钢板护板及钢管联箱等组成) Pipe Coil Module (encompass copper pipe, aluminum foil, galvanized steel sheet and steel pipe header)	上海一冷开利空调设备有限公司 Shanghai Yileng Carrier Air-Conditioning Equipment Limited
铜管Ф12.7*0.38mm Copper Pipe Ф12.7*0.38mm	河南金龙精密铜管股份有限公司 Henan Gold Dragon Precision Copper Pipe Co.,Ltd.
纯铝翅片0.115mm Pure Aluminium Fin 0.115mm	上海关铝经贸发展有限公司 Shanghai Guanlv Trade Developmemnt Limited
蒸汽加热盘管（钢管绕钢片） Steam Heating Pipe Coil (steel pipe wires steel sheet)	上海一冷开利空调设备有限公司 Shanghai Yileng Carrier Air-Conditioning Equipment Limited
双进风机离心风机 Double Inlet Centrifugal Fan	上海南泰风机厂 Shanghai Nantai Fan Factory
风机轴承 Fan Bearing	NSK
电机（Y系列三相异步电动机） Motor (Y-Series Three-Phase Asynchronous Motor)	浙江卧龙电气集团 Zhejiang Wolong Electric Group
箱体：内外板为0.55mm厚彩钢板，50mm厚硬质环保
高压发泡聚胺脂保温材料；框架为高强度铝合金型材框架
Case: Internal and external plate is 0.55mm thk color steel plate, 50mm thk hard environmental-protection high-pressure polyurethane thermal insulation material;frame is high-strength aluminium alloy frame
上海一冷开利空调设备有限公司 Shanghai Yileng Carrier Air-Conditioning Equipment Limited
冷轧钢板、镀锌钢板 Cold-Rolled Steel Sheet, Galvanized Steel Sheet	上海宝钢集团公司 Shanghai BaoSteel Group Corporation
保温材料（发泡聚氨脂） Thermal Insulation Material(Foam Polyurethane)	江阴友邦聚氨酯有限公司 Jiangyin Jyyobo Polyurethane Limited
过滤器 Filter	上海一冷开利空调设备有限公司 Shanghai Yileng Carrier Air-Conditioning Equipment Limited
三角皮带 Texrope	上海科达实业公司（英国PIX经销商） Fordata (Shanghai) Ltd.(UK PIX's Distributor)
皮带轮 belt Pulley	Martin永德传动系统有限公司（上海） Martin Yongde Sprockets & Gear Limited
转轮式除湿装置 Rotary-type Dehydrating Unit	百瑞公司 BTTOL
干蒸汽加湿器 Dry Steam Humidifier	北京嘉乐思乐 Beijing Galaxyla Science Development Co., Ltd
风阀 Air Valve	北京汉威公司 Beijing High Well M&E Co.,LTD.

K15、K25直膨机组配置说明： K15,K25 Direct Expansion Unit Configuration Specification:

序号 Serial No	名称 Description	规格 Specification	产地 Producing Area	品牌 Brand
1	压縮机 Compressor	06EA299	上海 Shanghai	开利 Carrier
2	冷凝器 Condensor	FNV	浙江 Zhejiang	凯迪 Kaidi
3	储液桶 liquid storage barrel	E1W60	天津 Tianjing	法斯克 Fasike
4	干燥过滤器 drier filter	&42	美国 US	ALCOO
5	油分离器 Oil Separator		美国 US	ALCOO
6	减震管 Shock Absorber		韩国 Korea